EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

TD Ameritrade Holding Corporation

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the TD Ameritrade Holding Corporation Executive Deferred Compensation Program of our reports dated November 16, 2018, with respect to the consolidated financial statements of TD Ameritrade Holding Corporation and the effectiveness of internal control over financial reporting of TD Ameritrade Holding Corporation, included in its Annual Report (Form 10-K) for the year ended September 30, 2018, filed with the Securities and Exchange Commission and our reports dated April 29, 2019 and January 31, 2019 with respect to the condensed consolidated financial statements of TD Ameritrade Holding Corporation, included in its Quarterly Report (Form 10-Q) for the quarterly periods ending March 31, 2019 and December 31, 2018, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

July 31, 2019